SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        FORM 8-K/A (Filed on May 22, 2001)

               (Amendment No. 1 to Form 8-K filed March 20, 2001)

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 9, 2001




                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)


           California                        0-27784                       93-1175446
           ----------                        -------                       ----------
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
 incorporation or organization)



            2440 6th Street, Eureka, California 95501; (707) 445-3233
          (Address and telephone number of principal executive offices)


Item 7.   Financial Statements and Exhibits

Financial Statements

(a)  Financial statements of business acquired

     (1) Consolidated balance sheet of Tehama Bancorp as of December 31, 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2000.

(b)  Pro Forma financial statements for Humboldt Bancorp and Tehama Bancorp


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment number 1 to this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 21, 2001                          HUMBOLDT BANCORP

                                               /s/  PATRICK J. RUSNAK
                                               --------------------------------
                                               Patrick J. Rusnak
                                               Chief Financial Officer

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
   and Shareholders
Tehama Bancorp and Subsidiary

     We have audited the accompanying consolidated balance sheet of Tehama Bancorp and subsidiary as of December 31, 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tehama Bancorp and subsidiary as of December 31, 1999 and 2000, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles.

     As discussed in Note 1, the Company has entered into an Agreement and Plan of Reorganization and Merger with Humboldt Bancorp.



/s/  Perry-Smith LLP

January 26, 2001

                          TEHAMA BANCORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                           December 31, 1999 and 2000




                                                                         1999            2000
                                                                    -------------   -------------
                                     ASSETS

Cash and due from banks                                             $  17,157,451   $  21,901,408
Investment securities (market value of $38,400,500 in 1999 and
  $38,816,500 in 2000) (Note 3)                                        38,513,743      40,512,300
Loans and leases, less allowance for loan and lease losses of
  $2,148,074 in 1999 and $2,278,771 in 2000 (Notes 4, 11 and 15)      143,025,745     167,205,316
Bank premises and equipment, net (Note 5)                               2,716,042       2,459,726
Investment in leasing company (Note 6)                                  2,793,416       3,674,246
Accrued interest receivable and other assets (Notes 8 and 14)           7,587,728       8,544,056
                                                                    -------------   -------------
                                                                    $ 211,794,125   $ 244,297,052
                                                                    =============   =============
                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                              $  50,686,125   $  49,734,692
  Interest bearing (Note 7)                                           137,781,272     156,264,682
                                                                    -------------   -------------
        Total deposits                                                188,467,397     205,999,374

Short-term borrowings (Notes 3 and 9)                                   2,100,000      11,000,000
Long-term borrowings (Note 10)                                                          2,328,475
Accrued interest payable and other liabilities                          2,588,756       2,705,856
                                                                    -------------   -------------
        Total liabilities                                             193,156,153     222,033,705
                                                                    -------------   -------------
Commitments and contingencies (Note 11)

Shareholders' equity (Note 12):
  Preferred stock - no par value; 2,000,000 shares authorized;
    none issued                                                                 -               -
  Common stock - no par value; 4,000,000 shares authorized;
    1,884,750 and 1,898,510 shares issued and outstanding
    in 1999 and 2000, respectively                                     15,413,603      15,571,795
  Retained earnings                                                     4,077,990       6,814,372
  Accumulated other comprehensive loss (Notes 3, 6 and 16)               (853,621)       (122,820)
                                                                    -------------   -------------
        Total shareholders' equity                                     18,637,972      22,263,347
                                                                    -------------   -------------
                                                                    $ 211,794,125   $ 244,297,052
                                                                    =============   =============

   The accompanying notes are an integral part of these financial statements.

                          TEHAMA BANCORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

              For the Years Ended December 31, 1998, 1999 and 2000



                                                    1998            1999            2000
                                                    ----            ----            ----
Interest income:
  Interest and fees on loans                       $ 11,213,700  $ 11,171,325   $ 14,263,093
  Interest on Federal funds sold                      1,146,637       374,576         14,892
  Interest on investment securities:
    Taxable                                             905,625     1,852,955      1,684,051
    Exempt from Federal income taxes                    583,934       611,767        570,384
    Interest on Class C lease-backed securities                                      135,754
                                                   ------------  ------------   ------------
        Total interest income                        13,849,896    14,010,623     16,668,174

Interest expense:
  Interest on deposits (Note 7)                       5,604,825     5,094,019      6,457,399
  Interest on short-term borrowings (Note 9)              9,642        15,842        399,887
  Interest on long-term borrowings (Note 10)                                         146,453
                                                  -------------  ------------   ------------
        Total interest expense                        5,614,467     5,109,861      7,003,739
                                                  -------------  ------------   ------------
        Net interest income                           8,235,429     8,900,762      9,664,435

Provision for loan and lease losses (Note 4)          1,113,000     1,325,000        720,000
                                                  -------------  ------------   ------------
        Net interest income after provision for
          loan and lease losses                       7,122,429     7,575,762      8,944,435
                                                  -------------  ------------   ------------
Non-interest income:
  Service charges                                       711,977       777,786        921,241
  Gain on sale of loans                                 108,366       181,875        204,237
  Gain on sales and calls of investment securities
    (Note 3)                                             28,885         9,546
  Loan servicing fees                                    57,283        47,239         31,496
  Merchant processing fees                            1,335,672     1,072,419        820,000
  Automatic teller machine servicing fees                             451,530      1,131,109
  Loan packaging fees                                                 260,871         88,339
  Undistributed income (loss) of investment in
    leasing company (Note 6)                            300,711       444,364       (117,499)
  Other income                                          257,733       495,084        473,514
                                                  -------------  ------------   ------------
        Total non-interest income                     2,800,627     3,740,714      3,552,437
                                                  -------------  ------------   ------------
Other expenses:
  Salaries and employee benefits (Notes 4 and 14)     3,790,753     4,289,689      4,252,144
  Occupancy (Notes 5 and 11)                            945,899     1,077,927      1,210,401
  Other (Note 13)                                     2,325,734     2,892,647      2,843,871
                                                  -------------  ------------   ------------
        Total other expenses                          7,062,386     8,260,263      8,306,416
                                                  -------------  ------------   ------------
        Income before income taxes                    2,860,670     3,056,213      4,190,456

Income taxes (Note 8)                                   852,000       809,000      1,450,000
                                                  -------------  ------------   ------------
        Net income                                $   2,008,670  $  2,247,213   $  2,740,456
                                                  =============  ============   ============
Basic earnings per share (Note 12)                $        1.10  $       1.20   $       1.45
                                                  =============  ============   ============
Diluted earnings per share (Note 12)              $        1.06  $       1.20   $       1.40
                                                  =============  ============   ============


   The accompanying notes are an integral part of these financial statements.

                          TEHAMA BANCORP AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 1998, 1999 and 2000



                                                                                        Accumulated
                                                  Common Stock                             Other
                                            ------------------------      Retained     Comprehensive   Shareholders' Comprehensive
                                              Shares        Amount        Earnings     Income (Loss)      Equity        Income
                                            ---------     ----------   ------------   --------------  -------------  -------------

Balance, January 1, 1998                    1,628,291   $ 12,337,764   $  3,562,034   $    9,880      $ 15,909,678

Comprehensive income (Note 16):
  Net income                                                              2,008,670                      2,008,670   $ 2,008,670
  Other comprehensive loss, net
    of tax:
      Unrealized losses on available-
       for-sale investment securities                                                    (31,310)          (31,310)      (31,310)
                                                                                                                     -----------
         Total comprehensive income                                                                                  $ 1,977,360
                                                                                                                     ===========
Retirement of common stock (Note 12)          (18,803)      (260,559)                                     (260,559)
Stock options exercised and related
  tax benefit                                  62,641        746,997                                       746,997
Cash dividend - $.40 per share                                             (662,219)                      (662,219)
                                            ---------     ----------   ------------   ----------      ------------
Balance, December 31, 1998                  1,672,129     12,824,202      4,908,485      (21,430)       17,711,257
                                            ---------     ----------   ------------   ----------      ------------
Comprehensive income (Note 16):
  Net income                                                              2,247,213                      2,247,213   $ 2,247,213
  Other comprehensive loss, net
   of tax:
     Unrealized losses on available-
      for-sale investment securities                                                    (832,191)         (832,191)     (832,191)
                                                                                                                     -----------
         Total comprehensive income                                                                                  $ 1,415,022
                                                                                                                     ===========
Retirement of common stock (Note 12)          (18,684)      (236,647)                                     (236,647)
Stock options exercised and related
  tax benefit                                  60,249        602,320                                       602,320
Cash dividend - $.50 per share                                             (853,980)                      (853,980)
10% stock dividend (Note 12)                  171,056      2,223,728     (2,223,728)
                                            ---------     ----------   ------------   ----------      ------------
Balance, December 31, 1999                  1,884,750     15,413,603      4,077,990     (853,621)       18,637,972
                                            ---------     ----------   ------------   ----------      ------------

                                   (Continued)

                          TEHAMA BANCORP AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Continued)
              For the Years Ended December 31, 1998, 1999 and 2000



                                                                                        Accumulated
                                                  Common Stock                             Other
                                            ------------------------      Retained     Comprehensive   Shareholders' Comprehensive
                                              Shares        Amount        Earnings     Income (Loss)      Equity        Income
                                            ---------     ----------   ------------   --------------  -------------  -------------


Balance, December 31, 1999                  1,884,750   $ 15,413,603   $  4,077,990   $ (853,621)     $ 18,637,972

Comprehensive income (Note 16):
  Net income                                                              2,740,456                      2,740,456   $ 2,740,456
  Other comprehensive income,
   net of tax:
     Unrealized gains on available-
       for-sale investment securities                                                    730,801           730,801       730,801
                                                                                                                     -----------
         Total comprehensive income                                                                                  $ 3,471,257
                                                                                                                     ===========
Stock options exercised (Note 12)              13,760        158,192                                       158,192
Fractional shares redeemed in connection
  with 10% stock dividend (Note 12)                                          (4,074)                        (4,074)
                                            ---------   ------------   ------------   ----------      ------------
Balance, December 31, 2000                  1,898,510   $ 15,571,795   $  6,814,372   $ (122,820)     $ 22,263,347
                                            =========   ============   ============   ==========      ============




                                                                           1998          1999             2000
                                                                       -----------    ----------      ------------

Disclosure of reclassification amount, net of taxes (Note 16):

  Unrealized holding gains (losses) arising during the year            $    (12,508)  $ (839,548)     $    732,222
  Add: unrealized holding (losses) gains resulting from
     investment in leasing company                                                        13,085            (1,421)
  Less: reclassification adjustment for gains included in
     net income                                                              18,802        5,728
                                                                       ------------   ----------      ------------
  Net unrealized losses on available-for-sale investment
     securities                                                        $    (31,310)  $ (832,191)     $    730,801
                                                                       ============   ==========      ============


   The accompanying notes are an integral part of these financial statements.

                          TEHAMA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 1998, 1999 and 2000


                                                             1998            1999              2000
                                                        -------------    ------------      ------------

Cash flows from operating activities:
  Net income                                            $  2,008,670     $  2,247,213      $  2,740,456
  Adjustments to reconcile net income
    to net cash provided by operating activities:
      Provision for loan and lease losses                  1,113,000        1,325,000           720,000
      Depreciation and amortization                          331,672          424,756           507,433
      Gain on sales and calls of investment
        securities                                           (28,885)          (9,546)
      Amortization (accretion) of investment
        security premiums (discounts), net                     1,668         (125,091)           66,799
      Deferred loan origination fees (costs), net             63,383         (673,254)         (326,362)
      Undistributed (income) loss of investment
        in leasing company                                  (300,711)        (444,364)          117,499
      Gain on sale of other real estate                                       (16,710)
      Write down of other real estate                                                             9,185
      Write down of other assets                                                6,500
      Loss on sale of other assets                            45,226            1,095            16,916
      Decrease (increase) in loans held for sale             304,428          (47,923)         (325,291)
      Increase in cash surrender value of life
        insurance policies                                   (117,602)       (150,769)         (166,999)
      Decrease (increase) in accrued interest
        receivable and other assets                           122,584        (297,053)         (721,712)
      Increase in accrued interest payable and
        other liabilities                                     418,803       1,028,660           117,100
      Deferred tax (benefit) provision                       (122,000)         87,000          (121,000)
      Other                                                                    32,610
                                                        -------------    ------------      ------------
         Net cash provided by operating activities          3,840,236       3,388,124         2,634,024
                                                        -------------    ------------      ------------
Cash flows from investing activities:
  Proceeds from sales and calls of available-for-sale
    investment securities                                  15,502,130       4,504,512           518,700
  Proceeds from called held-to-maturity investment
    securities                                                641,350         355,250           250,000
  Proceeds from matured available-for-sale invest-
    ment securities                                         1,540,000      40,368,261
  Proceeds from matured held-to-maturity investment
    securities                                                              1,767,800           832,750
  Purchases of available-for-sale investment
    securities                                            (33,188,997)    (39,165,876)         (827,386)
  Purchases of held-to-maturity investment
    securities                                             (3,229,579)       (996,037)       (2,400,000)
  Principal payments received from mortgage-backed
    available-for-sale investment securities                   43,599         487,012           813,887
  Net increase in loans                                    (1,762,474)    (24,962,227)      (24,986,976)
  Purchases of premises and equipment                        (680,996)       (758,237)         (205,884)
  Purchases of other real estate                                              (15,448)          (15,008)
  Proceeds from sale of other real estate                     399,271         266,365            51,400
  Proceeds from sale of other foreclosed assets               207,333          76,684           163,630
  Purchase of life insurance policies                        (995,000)       (380,000)
  Investment in leasing company                                                                (999,750)
                                                        -------------    ------------      ------------
         Net cash used in investing activities            (21,523,363)    (18,451,941)      (26,804,637)
                                                        -------------    ------------      ------------


                                   (Continued)

                          TEHAMA BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 1998, 1999 and 2000

                                                             1998            1999              2000
                                                        -------------    ------------      ------------
Cash flows from financing activities:
  Net increase in demand deposits and interest-
    bearing and savings accounts                        $  21,951,669    $ 10,706,132      $ 11,019,102
  Net increase (decrease) in time deposits                  5,887,885      (2,749,346)        6,512,875
  Proceeds from exercise of stock options                     601,437         492,445           158,192
  Net increase in short-term borrowings                                     2,100,000         8,900,000
  Proceeds from issuance of long-term borrowings                                              2,907,655
  Repayment of long-term borrowings                                                            (579,180)
  Payment of cash dividends                                  (662,219)       (853,980)
  Retirement of common stock                                 (260,559)       (236,647)
  Cash paid for fractional shares of common stock                                                (4,074)
                                                        -------------    ------------      ------------
        Net cash provided by financing activities          27,518,213       9,458,604        28,914,570
                                                        -------------    ------------      ------------
        Increase (decrease) in cash and cash
         equivalents                                        9,835,086      (5,605,213)        4,743,957

Cash and cash equivalents at beginning of year             12,927,578      22,762,664        17,157,451
                                                        -------------    ------------      ------------
Cash and cash equivalents at end of year                $  22,762,664    $ 17,157,451      $ 21,901,408
                                                        =============    ============      ============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest expense                                    $   5,609,794    $  5,125,173      $  6,879,296
    Income taxes                                        $     854,000    $     70,000      $  1,591,000

Non-cash investing activities:
  Real estate acquired through foreclosure              $     110,295    $    216,706      $    191,024
  Other assets acquired through foreclosure of
    consumer loans                                      $     198,067    $     74,060      $    175,936
  Net change in unrealized (loss) gain on
    available-for-sale investment securities            $     (49,731)   $ (1,392,529)     $  1,206,500
  Unrealized gain (loss) resulting from investment
    in leasing company                                                   $     13,085      $     (1,421)




   The accompanying notes are an integral part of these financial statements.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   THE BUSINESS

     Tehama Bancorp (the "Company") was incorporated on January 15, 1997 and subsequently obtained approval of the Board of Governors of the Federal Reserve System to be a bank holding company. On June 30, 1997, Tehama Bank (the "Bank") consummated a merger with the Company that was effected through the exchange of one share of the Company's stock for each share of the Bank's stock. The Bank was chartered in 1984 and operates out of its main office in Red Bluff, California and five other branch locations, including Los Molinos (Tehama County), Chico (Butte County), Willows and Orland (Glenn County) and Redding (Shasta County). Branch support services are provided by centralized operations and loan centers located in the Tehama Bank Business Center in Red Bluff.

     The Bank is engaged in consumer and commercial banking, offering products and services to individuals, businesses and the professional community. The Bank's Merchant Card Processing Department processes third-party credit card transactions for selected merchants under contract to a third party. The Bank's Automatic Teller Machine Services Department provides cash for automated teller machines (ATMs) owned by third parties throughout the United States. The Bank also has a website at "tehamabank.com" which offers product information, rate charts, and on-line banking which enables customers to view their account information, pay bills and transfer funds between accounts.

     On September 20, 2000, the Company and Humboldt Bancorp announced the signing of a definitive Agreement and Plan of Reorganization and Merger (the "Agreement") under which Humboldt Bancorp will acquire all of the outstanding shares of common stock of the Company pursuant to a tax-free exchange of shares. The Agreement, which has been approved unanimously by the Boards of Directors of both companies, is subject to conditions customary to transactions of this type, including approval by the shareholders of both Humboldt Bancorp and the Company, approval by bank regulatory authorities, and satisfaction of certain other terms and
     conditions.   The  merger  is  expected  to  be  accounted  for  under  the pooling-of-interests method of accounting. At December 31, 2000, the Company had incurred $288,000 in merger-related costs that are included in accrued interest receivable and other assets which will be recognized in the period in which the transaction will be consummated.

     Under the terms of the agreement,  the Company's  shareholders will receive
     1.775 shares of Humboldt Bancorp common stock for each share of the Company. The value to the Company's shareholders will vary if the price of Humboldt Bancorp shares decreases within an established range before closing; however, in no event will the Company's shareholders receive less that $17.31 per share. There will be no change to the exchange formula if the price of Humboldt Bancorp shares increases. Shareholders of the Company are expected to acquire approximately 37% of the shares of the combined companies, and the Board of Directors, following the merger, will consist of seven members from the current Humboldt Bancorp Board and four members from the current Tehama Bancorp Board.

     At December 31, 1999 and 2000, Humboldt Bancorp reported total assets of approximately $423.6 million and $605.4 million, shareholders' equity of approximately $34.1 million and $50.8 million and net income of approximately $4.6 million and $6.9 million, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company and its subsidiary conform with generally accepted accounting principles and prevailing practices within the banking industry.

     Reclassifications

     Certain reclassifications have been made to prior years' balances to conform to classifications used in 2000.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. All material intercompany transactions and accounts have been eliminated in consolidation.

     The Company's fifty percent investment in Bancorp Financial Services, Inc., a leasing company, is accounted for by the equity method. Although the Company owns fifty percent of the outstanding stock of the leasing company, it does not have the ability to significantly influence the financial and operating policies of Bancorp Financial Services, Inc.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Cash and Cash Equivalents

     For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

     Investment Securities

     Investments are classified into one of the following categories:

     o Available-for-sale securities reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

     o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

     Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

     Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

     Loans Held for Sale

     Loans held for sale consist of mortgage loans and are carried at the lower of cost or market value. Market value is determined using the specific identification method as of the balance sheet date. Unrealized losses and realized gains and losses are determined on the specific identification method and are reflected in non-interest income or other expense. Loans held for sale are included on the consolidated balance sheet in accrued interest receivable and other assets.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Loans

     Loans are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

     An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

     Loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balances of deferred fees and costs and unearned loan discounts are reported as components of net loans.

     Transfers and Servicing of Loans

     Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets and liabilities are periodically evaluated for impairment. Servicing assets and liabilities were not material for the years ended December 31, 1999 and 2000.

     Loans with unpaid balances of approximately $2,698,000 and $5,219,000 were being serviced for others at December 31, 1999 and 2000, respectively.

     Allowance for Loan and Lease Losses

     The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

     Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, a reserve factor is assigned to currently performing loans based on industry standards and the Bank's historical loss experience. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

     The Bank's Loan Committee reviews the adequacy of the allowance for loan losses quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Allowance for Loan and Lease Losses (Continued)

     This allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth. The allowance for loan losses at December 31, 2000 and 1999, respectively, reflects management's estimate of losses inherent in the portfolio.

     Other Real Estate

     Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. Subsequent gains or losses on sales or writedowns resulting from permanent impairment are recorded in other income or expense as incurred. On the balance sheet, other real estate is included in accrued interest receivable and other assets.

     Bank Premises and Equipment

     Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be three to ten years. Leasehold improvements are amortized over the life of the related lease, or the life of the asset, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the consolidated balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

     The Company files its income taxes on a consolidated basis with its subsidiary. The allocation of income taxes to the subsidiary represents its proportionate share of the consolidated provision for income taxes.

     Earnings Per Share

     Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Merchant Bank Card Processing

     The Bank serves as a merchant processor, under contract with a third party, for processing credit card transactions of selected merchants. Processing fees are recorded as non-interest income and were based upon a contractual percentage of valid credit card transactions processed each month through February 1999. Beginning in March 1999, the Bank earns a flat fee based on minimum processing levels. Prior to 1999, selected direct costs of the Bank's merchant card processing personnel were reimbursed by the program's marketing agent. The credit card processing equipment and related software are assets of the third party and are not reflected in the consolidated financial statements.

     Stock-Based Compensation

     Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards (SFAS) 123, Accounting for Stock- Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

     New Financial Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contacts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company will adopt SFAS 133 effective January 1, 2001. However, management does not believe the adoption of this statement will have a significant impact on its financial statements.

     In September 2000, the Financial Accounting Standards Board issued SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS 140 resolves implementation issues which arose as a result of SFAS 125, but carries forward most of the provisions of the original statement. SFAS 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement will have a significant impact on its financial statements.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

3.   INVESTMENT SECURITIES

     The amortized cost and estimated market value of investment securities at December 31, 1999 and 2000 consisted of the following:

     Available-for-Sale:


                                                                            1999
                                                                 Gross             Gross           Estimated
                                               Amortized      Unrealized         Unrealized          Market
                                                 Cost            Gains             Losses            Value
                                             ------------      ---------        ------------      ------------

    Obligations of U.S. Government
     corporations and agencies               $  9,506,988                       $   (341,988)     $  9,165,000
    Obligations of states and political
     subdivisions                                 198,996                            (24,996)          174,000
    Government guaranteed mortgage-
     backed securities                         10,525,346      $   1,327            (753,673)        9,773,000
    Collateralized mortgage obligations         7,003,596                           (308,596)        6,695,000
    Federal Reserve Bank stock                    367,200                                              367,200
    Federal Home Loan Bank stock                  616,300                                              616,300
                                             ------------      ---------        ------------      ------------
                                             $ 28,218,426      $   1,327        $ (1,429,253)     $ 26,790,500
                                             ============      =========        ============      ============

     Net unrealized losses on available-for-sale investment securities totaling $1,427,926 were recorded net of $561,220 in tax benefits as accumulated other comprehensive loss within shareholders' equity at December 31, 1999. Proceeds and gross realized gains on sales and calls of available-for-sale investment securities for the year ended December 31, 1998 totaled $15,502,130 and $21,389, respectively. Proceeds and gross realized gains on sales and calls of available-for-sale investment securities for the year ended December 31, 1999 totaled $4,504,512 and $4,296, respectively.

                                                                            2000


                                                                            1999
                                                                 Gross             Gross           Estimated
                                               Amortized      Unrealized         Unrealized          Market
                                                 Cost            Gains             Losses            Value
                                             ------------      ---------        ------------      ------------

    Obligations of U.S. Government
     corporations and agencies               $  9,504,389                       $    (46,389)     $  9,458,000
    Obligations of states and political
     subdivisions                                 199,028                             (5,028)          194,000
    Government guaranteed mortgage-
     backed securities                          9,703,348      $     812            (150,160)        9,554,000
    Collateralized mortgage obligations         6,996,250                            (20,250)        6,976,000
    Federal Reserve Bank stock                    367,200                                              367,200
    Federal Home Loan Bank stock                  729,300                                              729,300
    Other                                         209,411                               (411)          209,000
                                             ------------      ---------        ------------      ------------
                                             $ 27,708,926      $     812        $   (222,238)     $ 27,487,500
                                             ============      =========        ============      ============


                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

3.   INVESTMENT SECURITIES (Continued)

     Available-for-Sale: (Continued)

     Net unrealized losses on available-for-sale investment securities totaling $221,426 were recorded net of $86,942 in tax benefits as accumulated other comprehensive loss within shareholders' equity at December 31, 2000. Proceeds on sales and calls of available-for-sale investment securities for the year ended December 31, 2000 totaled $518,700.

     Held-to-Maturity:


                                                                  1999

                                                          Gross          Gross        Estimated
                                       Amortized       Unrealized     Unrealized        Market
                                         Cost             Gains         Losses          Value
                                     ------------      ----------     ----------     ------------
     Obligations of states and
       political subdivisions        $ 11,723,243      $  110,732     $ (223,975)    $ 11,610,000
                                     ============      ==========     ==========     ============

     Proceeds and gross realized gains on called held-to-maturity investment securities for the year ended December 31, 1998 totaled $641,350 and $7,496, respectively. Proceeds and gross realized gains on called held-to-maturity investment securities for the year ended December 31, 1999 totaled $355,250 and $5,250, respectively.

                                                                  2000

                                                          Gross          Gross        Estimated
                                       Amortized       Unrealized     Unrealized        Market
                                         Cost             Gains         Losses          Value
                                     ------------      ----------     ----------     ------------

     Obligations of states and
       political subdivisions        $ 11,182,550      $  171,020     $  (24,570)    $ 11,329,000
     Collateralized lease
       obligations                      1,842,250                                       1,842,250
                                     ------------      ----------     ----------     ------------
                                     $ 13,024,800      $  171,020     $  (24,570)    $ 13,171,250
                                     ============      ==========     ==========     ============


     Proceeds on called held-to-maturity investment securities for the year ended December 31, 2000 totaled $250,000. There were no sales or transfers of held-to-maturity investment securities during the year ended December 31, 2000.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

3.   INVESTMENT SECURITIES (Continued)

     Available-for-Sale: (Continued)

     The amortized cost and estimated market value of investment securities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 Available-for-Sale               Held-to-Maturity
                                                 ------------------               ----------------
                                                              Estimated                        Estimated
                                               Amortized        Market         Amortized         Market
                                                 Cost           Value            Cost            Value
                                             ------------    ------------    ------------     ------------

     Within one year                                                         $    590,024     $    592,000
     After one year through five years       $  9,504,389    $  9,458,000       5,635,802        5,740,000
     After five years through ten years                                         4,956,724        4,997,000
     After ten years                              199,028         194,000
                                             ------------    ------------    ------------     ------------
                                                9,703,417       9,652,000      11,182,550       11,329,000
     Investment securities not due at a
       single maturity date:
         Government guaranteed
           mortgage-backed securities           9,703,348       9,554,000
         Collateralized mortgage obli-
           gations                              6,996,250       6,976,000
         Collateralized lease obligations                                       1,842,250        1,842,250
         Federal Reserve Bank stock               367,200         367,200
         Federal Home Loan Bank stock             729,300         729,300
         Other                                    209,411         209,000
                                             ------------    ------------    ------------     ------------
                                             $ 27,708,926    $ 27,487,500    $ 13,024,800     $ 13,171,250
                                             ============    ============    ============     ============

     Investment securities with amortized costs of approximately $24,008,000 and $28,870,000 and estimated market values of $22,719,000 and $28,783,000 were pledged to secure deposits and short-term borrowing arrangements at December 31, 1999 and 2000, respectively. Additionally, investment securities with amortized costs of $2,982,000 and $2,986,000 and estimated market values of $2,867,000 and $2,970,000 were pledged to VISA at December 31, 1999 and 2000 in conjunction with the Bank's merchant processing services.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

4.   LOANS AND LEASES

     Outstanding loans and leases are summarized as follows:

                                                                   December 31,
                                                               1999            2000
                                                          -------------   -------------
     Commercial                                           $  24,645,237   $  29,256,364
     Commercial real estate                                  23,717,451      33,786,647
     Agriculture                                              2,931,164       7,102,163
     Real estate - construction                               9,034,743      10,017,394
     Real estate - mortgage                                  35,410,666      33,397,964
     Leases                                                   6,212,446       3,574,291
     Installment                                             43,212,382      51,521,207
                                                          -------------   -------------
                                                            145,164,089     168,656,030

     Unearned discount                                         (695,730)       (203,765)
     Deferred loan origination costs, net                       705,460       1,031,822
     Allowance for loan and lease losses                     (2,148,074)     (2,278,771)
                                                          -------------   -------------
                                                          $ 143,025,745   $ 167,205,316
                                                          =============   =============


     Changes in the allowance for loan and lease losses were as follows:

                                                     Year Ended December 31,
                                                 1998          1999            2000
                                             -----------  -------------   -------------
     Balance, beginning of year              $ 1,705,200  $   2,080,831   $   2,148,074
     Provision charged to operations           1,113,000      1,325,000         720,000
     Losses charged to allowance                (962,480)    (1,438,474)       (695,029)
     Recoveries                                  225,111        180,717         105,726
                                             -----------  -------------   -------------
     Balance, end of year                    $ 2,080,831  $   2,148,074   $   2,278,771
                                             ===========  =============   =============

     At December 31, 1999 and 2000, nonaccrual loans totaled $750,600 and $380,600, respectively. Interest foregone on nonaccrual loans totaled approximately $44,500, $70,200 and $29,300 for the years ended December 31, 1998, 1999 and 2000, respectively. The recorded investment in loans that were considered to be impaired at December 31, 1999 and 2000 totaled
     $258,600 and $173,400, respectively. The related allowance for loan and lease losses for these loans at December 31, 1999 and 2000 was $78,200 and $26,800, respectively. The average recorded investment in impaired loans for the years ended December 31, 1998, 1999 and 2000 was $287,400, $677,300
     and $155,700, respectively. The Bank recognized no interest income on impaired loans during these same periods.

     Salaries and employee benefits totaling $154,000, $603,000 and $653,000 have been deferred as loan origination costs for the years ended December 31, 1998, 1999 and 2000, respectively.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

5.   BANK PREMISES AND EQUIPMENT

     Bank premises and equipment consisted of the following:

                                                         December 31,

                                                     1999          2000
                                                -------------  -------------

     Land                                       $     200,840  $     200,840
     Bank premises                                    945,713        990,973
     Furniture, fixtures and equipment              2,614,738      2,763,608
     Leasehold improvements                           405,944        411,696
                                                -------------  -------------
                                                    4,167,235      4,367,117
          Less accumulated depreciation
            and amortization                       (1,451,193)    (1,907,391)
                                                -------------  -------------
                                                $   2,716,042  $   2,459,726
                                                =============  =============

     Depreciation  and  amortization   included  in  occupancy  expense  totaled
     $299,299, $379,522 and $462,200 for the years ended December 31, 1998, 1999 and 2000, respectively.

6.   INVESTMENT IN LEASING COMPANY

     On January 2, 1997, the Bank invested $2,000,000 in a joint venture with Humboldt Bancorp to form Bancorp Financial Services, Inc. (Bancorp). In March 1998, ownership of the investment in Bancorp was transferred to the Company through a dividend from the Bank. The Company made an additional capital contribution of $999,750 in the year ended December 31, 2000. Bancorp principally engages in the business of originating, purchasing and selling lease contracts. The lease contracts provide financing primarily for the acquisition of computers, medical and other business equipment. All equipment leased is acquired from unrelated parties. The Company's fifty percent interest in Bancorp's net income (loss) for the years ended December 31, 1998, 1999 and 2000 totaled $300,711, $444,364 and $(117,499), respectively.

     In 1999 and 2000, Bancorp had other comprehensive income of $26,170 and $23,327, net of $18,186 and $16,210 in tax liabilities, respectively. The Company's fifty percent interest in Bancorp's other comprehensive income for the years ended December 31, 1999 and 2000 totaled $13,085 and $11,664, respectively.

7.   INTEREST-BEARING DEPOSITS

     Interest-bearing deposits consisted of the following:

                                                         December 31,

                                                     1999          2000
                                                -------------  -------------

     Savings                                    $  15,574,850  $  37,659,929
     Money market                                  37,554,451     27,824,580
     NOW accounts                                  13,508,011     13,123,338
     Time, $100,000 or more                        15,238,417     26,858,019
     Other time                                    55,905,543     50,798,816
                                                -------------  -------------
                                                $ 137,781,272  $ 156,264,682
                                                =============  =============

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

7.   INTEREST-BEARING DEPOSITS (Continued)

     At December 31, 2000, aggregate annual maturities of time deposits are as follows:

                  Year Ending
                 December 31,
                 ------------
                    2001                $ 70,720,924
                    2002                   3,647,211
                    2003                   2,888,700
                    2004                     400,000
                                        ------------
                                        $ 77,656,835
                                        ============

     Interest expense recognized on interest-bearing deposits consisted of the following:

                                         Year Ended December 31,

                                     1998          1999        2000
                                 -----------   -----------  -----------

     Savings                     $   411,548   $   348,498  $   999,598
     Money market                  1,185,336     1,309,145    1,209,323
     NOW accounts                    234,125       181,236      162,846
     Time, $100,000 or more          752,158       645,163    1,241,496
     Other time                    3,021,658     2,609,977    2,844,136
                                 -----------   -----------  -----------
                                 $ 5,604,825   $ 5,094,019  $ 6,457,399
                                 ===========   ===========  ===========

8.   INCOME TAXES

     The provision for income taxes for the years ended December 31, 1998, 1999 and 2000 consisted of the following:

                                    Federal        State          Total
                                 -----------    ---------    ------------
     1998

     Current                     $   686,000    $ 288,000    $    974,000
     Deferred                       (102,000)     (20,000)       (122,000)
                                 -----------    ---------    ------------
       Income tax expense        $   584,000    $ 268,000    $    852,000
                                 ===========    =========    ============
     1999

     Current                     $   481,000    $ 241,000    $   722,000
     Deferred                         70,000       17,000         87,000
                                 -----------    ---------    -----------
       Income tax expense        $   551,000    $ 258,000    $   809,000
                                 ===========    =========    ===========
     2000

     Current                     $ 1,150,000    $ 421,000    $ 1,571,000
     Deferred                        (93,000)     (28,000)      (121,000)
                                 -----------    ---------    -----------
       Income tax expense        $ 1,057,000    $ 393,000    $ 1,450,000
                                 ===========    =========    ===========

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

8.   INCOME TAXES (Continued)

     Deferred tax assets (liabilities) are comprised of the following at December 31, 1999 and 2000:

                                                        1999           2000
                                                    -----------    -----------
     Deferred tax assets:
       Allowance for loan losses                    $   584,000    $   600,000
       Salary continuation expense                      322,000        355,000
       Future benefit of state tax deduction             76,000        143,000
       Unrealized loss on available-for-sale
         investment securities                          561,000         87,000
       Capitalization of organization costs              20,000         12,000
       Other real estate                                                 4,000
                                                    -----------    -----------
         Total deferred tax assets                    1,563,000      1,201,000
                                                    -----------    -----------
     Deferred tax liabilities:
       Bank premises and equipment                      (83,000)       (52,000)
       Future federal liability of state
         deferred tax asset                             (57,000)       (67,000)
       Undistributed interest in earnings
         of leasing company                             (66,000)       (56,000)
       Federal Home Loan Bank stock dividends            (7,000)       (29,000)
                                                    -----------    -----------
         Total deferred tax liabilities                (213,000)      (204,000)
                                                    -----------    -----------
         Net deferred tax assets                    $ 1,350,000    $   997,000
                                                    ===========    ===========

     The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The tax effects for these differences are as follows:



                                          1998                    1999                   2000
                                          ----                    ----                   ----
                                   Amount      Rate %     Amount       Rate %     Amount      Rate %
                                 ----------    ------  -----------     ------  -----------    ------

     Federal income tax ex-
       pense, at statutory
       rate                      $  972,628     34.0   $ 1,039,112      34.0   $ 1,424,755    34.0
     State franchise tax, net
       Federal tax effect           151,661      5.3       166,913       5.5       295,730     7.1
     Interest on obligations
       of states and political
       subdivisions                (171,124)    (6.0)     (193,784)     (6.3)     (206,164)   (4.9)
     (Increase) decrease in
       dividends received de-
       duction from invest-
       ment in leasing
       company                      (81,793)    (2.9)     (120,867)     (4.0)       31,960      .8
     Net increase on cash
       surrender value of
       officer life insurance       (39,985)    (1.4)      (50,827)     (1.7)      (56,780)   (1.4)
     Other                           20,613       .8       (31.547)     (1.0)      (39,501)   (1.0)
                                 ----------     ----   -----------      ----   -----------    ----
       Total income
         tax expense             $  852,000     29.8   $   809,000      26.5   $ 1,450,000    34.6
                                 ==========     ====   ===========      ====   ===========    ====

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

9.   SHORT-TERM BORROWING ARRANGEMENTS

     The Bank has a $7,500,000 unsecured, floating rate borrowing arrangement with one of its correspondent banks. At December 31, 1999, the Bank had outstanding borrowings of $2,100,000 under this arrangement at an interest rate of 5.75%. At December 31, 2000, the Bank had no outstanding borrowings under this arrangement.

     At December 31, 2000, the Bank could also borrow up to twenty-five percent of its total assets from the Federal Home Loan Bank on a floating rate basis, secured by investment securities with an amortized cost of $10,680,125 and an estimated market value of $10,525,000, and loans with principal balances outstanding totaling $10,720,475. At December 31, 2000, the Bank had short-term borrowings of $11,000,000 under this arrangement at an interest rate of 6.05%. At December 31, 1999, the Bank had no outstanding borrowings under this arrangement.

10.  LONG-TERM BORROWINGS

     Long-term borrowings at December 31, 2000 consisted of the following:

                                                     Fixed
                                       Amount        Rate      Maturity Date
                                       ------        -----     -------------

     Feather River State Bank       $ 1,796,475      9.00%       May 2003
     Federal Home Loan Bank             532,000      7.44%       May 2013
                                    -----------
                                    $ 2,328,475
                                    ===========

     The borrowings from Feather River State Bank are unsecured and the borrowings from the Federal Home Loan Bank are secured by investment securities. Among other covenants, the Feather River State Bank agreement contains a covenant that allows the outstanding debt to become callable upon a change of control. A change of control is identified in the agreement as 51% or more of the outstanding shares of voting stock of the Bank no longer being owned by the Company. See Note 1 for details on the pending merger between the Company and Humboldt Bancorp.

     Interest expense on borrowings under the Federal Home Loan Bank agreement was $36,283 for the year ended December 31, 2000. See Note 9 for a description of collateral pledged under this agreement.

11.  COMMITMENTS AND CONTINGENCIES

     Leases

     The Bank leases premises and equipment under non-cancelable operating leases. These leases expire on various dates through 2008 and have various renewal options ranging from five to ten years.

     Future minimum lease payments are as follows:

            Year Ending
            December 31,
            ------------
                2001                       $   233,743
                2002                           219,240
                2003                           204,754
                2004                           159,507
                2005                            96,468
             Thereafter                        249,209
                                           -----------
                                           $ 1,162,921
                                           ===========

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.  COMMITMENTS AND CONTINGENCIES (Continued)

     Leases (Continued)

     Rental expense for premises and equipment included in occupancy expense totaled approximately $156,000, $203,000 and $236,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

     Financial Instruments With Off-Balance-Sheet Risk

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. Management uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

     The following financial instruments represent off-balance-sheet credit risk:

                                                     December 31,

                                                 1999           2000
                                                 ----           ----

     Commitments to extend credit            $ 27,109,000   $ 27,248,000
     Letters of credit                       $    285,000   $    100,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include real estate, accounts receivable, deposit accounts and personal property.

     Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     At December 31, 2000, commercial loan commitments represent approximately 74% of total commitments and are generally unsecured. Real estate loan commitments represent 11% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Unsecured credit cards and consumer lines of credit represent the remaining 15% of total commitments. In addition, the majority of the Bank's commitments have variable interest rates.

     The Bank's financial instruments also include commitments to sell loans. Commitments to sell loans are agreements to sell to another party, loans originated by the Bank. The Bank only sells loans to third parties without recourse. As long as the Bank has fulfilled its obligations as stated in the sales commitment on such loans, the Bank is not exposed to credit loss if the borrower fails to perform according to the promissory note.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

11.  COMMITMENTS AND CONTINGENCIES (Continued)

     Significant Concentrations of Credit Risk

     The Bank grants real estate mortgage, real estate construction, commercial and installment loans to customers throughout Tehama, Butte, Glenn and Shasta counties.

     Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. Additionally, automobiles, trucks and recreational vehicles secure a substantial portion of the Bank's installment loans. However, personal and business income represents the primary source of repayment for a majority of these loans.

     Merchant Bank Card Processing

     The Bank has a merchant transaction servicing agreement for the processing of credit card transactions with First Data Resources, Inc. (FDRI). The Bank is contingently liable for undetected fraud on third-party credit card transactions processed under its agreement with FDRI. However, the Bank is reimbursed on a monthly basis by the marketing agent of the program, CardService International, Inc. (CSI), for losses incurred. The Bank has not incurred any losses to date for transactions processed under this program.

     Correspondent Banking Agreements

     The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $12,793,827 at December 31, 2000.

     Contingencies

     The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company.

12.  SHAREHOLDERS' EQUITY

     Dividends

     On March 16, 2000, the Board of Directors declared a 10% stock dividend payable May 15, 2000 to shareholders of record on April 10, 2000. The dividend resulted in a charge to retained earnings in the amount of $2,223,728 as of December 31, 1999, which was based on the estimated fair value of the Company's common stock. In connection with the 10% stock dividend, the Company increased the number of stock options under its stock option plans by 10% and reduced the exercise prices accordingly. All references to weighted average shares outstanding, per share amounts, option shares, and exercise prices included in the accompanying consolidated financial statements and notes reflect the 10% stock dividend and its retroactive effect.

     Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. The Company's only present source of income with which to pay dividends is dividends from the Bank. The California Financial Code restricts the total cash dividend payment of any state bank at any time to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2000, the Bank had $4,381,965 in retained earnings available for dividend payments to the Company.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.  SHAREHOLDERS' EQUITY (Continued)

     Earnings Per Share

     A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                       Weighted
                                                        Average
                                                       Number of
                                              Net       Shares        Per Share
         For the Year Ended                 Income    Outstanding       Amount
         ------------------                 ------    -----------     ---------

     December 31, 1998
     -----------------
     Basic earnings per share            $ 2,008,670   1,830,352      $   1.10
                                                                      ========
     Effect of dilutive stock options                     56,418
                                         -----------   ---------
     Diluted earnings per share          $ 2,008,670   1,886,770      $   1.06
                                         ===========   =========      ========

     December 31, 1999
     -----------------
     Basic earnings per share            $ 2,247,213   1,871,707      $   1.20
                                                                      ========
     Effect of dilutive stock options                      6,575
                                         -----------   ---------
     Diluted earnings per share          $ 2,247,213   1,878,282      $   1.20
                                         ===========   =========      ========

     December 31, 2000
     -----------------
     Basic earnings per share            $ 2,740,456   1,890,435      $   1.45
                                                                      ========
     Effect of dilutive stock options                     61,318
                                         -----------   ---------
     Diluted earnings per share          $ 2,740,456   1,951,753      $   1.40
                                         ===========   =========      ========

     The following options were not included in the computation of diluted earnings per share because their exercise prices were greater than the average market prices of the common shares during the same periods: options to purchase 37,829 shares of common stock at prices ranging from $15.28 to $15.91 outstanding during the second and third quarters of 1998; options to purchase 57,508 shares of common stock at prices ranging from $12.73 to $15.91 outstanding during the fourth quarter of 1998; options to purchase 36,850 shares of common stock at prices ranging from $12.05 to $15.28 outstanding during the first quarter of 1999; options to purchase 57,844 shares of common stock at prices ranging from $11.15 to $15.28 outstanding during the second quarter of 1999; options to purchase 151,894 shares of common stock at prices ranging from $10.80 to $15.28 outstanding during the third and fourth quarters of 1999; options to purchase 34,969 shares of common stock at prices ranging from $13.75 to $15.91 outstanding during the first quarter of 2000; and options to purchase 29,469 shares of common stock at prices ranging from $15.29 to $15.91 outstanding during the second quarter of 2000.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.  SHAREHOLDERS' EQUITY (Continued)

     Stock Options

     In 1994 and 1999, the Board of Directors established stock option plans for which 553,442 shares of common stock are reserved for issuance to employees and directors under incentive and nonstatutory agreements. The Company assumed all obligations under the 1994 plan as of July 1, 1997 and options to purchase shares of the Company's common stock were substituted for options to purchase shares of common stock of the Bank. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. Options granted generally vest at twenty percent each year. The options under the plans expire on dates determined by the Board of Directors, but not later than ten years from the date of grant. Outstanding options under the 1994 Plan are exercisable until their expiration date; however, no new options will be granted under this plan.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for its stock option plans. Had compensation cost been determined based on the fair value at grant date for awards in 2000 and 1999 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. Pro forma compensation expense is recognized in the years the options become vested.

                                                    Year Ended December 31,
                                                    -----------------------
                                                      1999           2000
                                                      ----           ----

     Net earnings - as reported                   $ 2,247,213    $ 2,740,456
     Net earnings - pro forma                     $ 2,191,458    $ 2,669,613

     Basic earnings per share - as reported       $      1.20    $      1.45
     Basic earnings per share - pro forma         $      1.17    $      1.41

     Diluted earnings per share - as reported     $      1.20    $      1.40
     Diluted earnings per share - pro forma       $      1.16    $      1.37

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.  SHAREHOLDERS' EQUITY (Continued)

     Stock Options (Continued)

     The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                          Year Ended December 31,
                                          -----------------------
                                           1999           2000
                                          -------        ------
     Dividend yield                         3.54%         4.23%
     Expected volatility                   48.94%        44.60%
     Risk-free interest rate                5.94%         6.68%
     Expected option life                 5 years        5 years

     A summary of combined activity within the plans follows:



                                      1998                    1999                   2000
                                      ----                    ----                   ----

                                          Weighted                 Weighted                Weighted
                                          Average                  Average                 Average
                                          Exercise                 Exercise                Exercise
                                Shares     Price        Shares      Price       Shares      Price
                                ------     -----        -------      -----      ------      -----

     Options outstanding,
       beginning of year        189,772   $   8.60      174,346    $  10.87     195,102    $  11.85

     Options granted             57,508   $  14.65      101,750    $  10.69      68,750    $  10.69
     Options exercised          (68,905)  $   7.95      (66,274)   $   7.92     (13,760)   $  11.32
     Options canceled            (4,029)  $   8.13      (14,720)   $  10.00     (13,085)   $  12.93
                                -------                 -------                 -------
     Options outstanding,
       end of year              174,346   $  10.87      195,102    $  11.85     237,007    $  11.48
                                =======                 =======                 =======
     Options exercisable,
       end of year              108,612   $   9.26       70,598    $  12.00     105,293    $  12.67
                                =======                 =======                 =======
     Weighted average fair
       value of options
       granted during the
       year                               $   3.58                 $   2.20                $   1.99


                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.  SHAREHOLDERS' EQUITY (Continued)

     Stock Options (Continued)


                                                Outstanding Options
                                                -------------------
                                       Number of     Weighted       Number of
                                        Options       Average        Options
                                      Outstanding    Remaining     Exercisable
                                     December 31,   Contractual    December 31,
     Range of Exercise Prices            2000          Life           2000
     ------------------------            ----          ----           ----

     $ 11.16                            13,129         .1  year      13,129
     $  9.77                             5,500         .7  year       5,500
     $ 10.91                             7,700        1.1 years       6,160
     $ 13.75                             5,500        2.1 years       3,300
     $ 15.29                            17,490        2.3 years      10,494
     $ 15.91                            11,979        2.5 years       7,187
     $ 12.73                            11,979        2.8 years       7,187
     $ 12.05                             5,500        3.0 years       2,200
     $ 10.80                            79,200        3.4 years      31,680
     $  9.55                            13,250        3.6 years       5,300
     $ 10.74                            11,000        9.1 years       2,200
     $ 10.68                            54,780        9.1 years      10,956
                                       -------                      -------
                                       237,007                      105,293
                                       =======                      =======

     Common Stock Repurchase Program

     During 1997, the Board of Directors authorized the repurchase of up to $500,000 of the Company's common stock. Repurchases will generally be made at market prices. The cost of repurchased shares was $260,559 and $236,647 during the years ended December 31, 1998 and 1999, respectively. The repurchase program was completed in 1999.

     Regulatory Capital

     The Company and the Bank are subject to certain regulatory capital requirements administered by the Board of Governors of the Federal Reserve System (FRB) and the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Company and the Bank met all their capital adequacy requirements as of December 31, 1999 and 2000.

     In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

12.  SHAREHOLDERS' EQUITY (Continued)

     Regulatory Capital (Continued)


                                                                1999                    2000
                                                                ----                    ----

                                                         Amount      Ratio      Amount         Ratio
                                                         ------      -----      ------         -----
     Leverage Ratio
     --------------
     Tehama Bancorp and Subsidiary                   $ 18,941,300     9.4%   $ 21,881,100       9.7%
     Tehama Bank                                     $ 15,752,500     7.9%   $ 17,538,500       7.8%

     Minimum requirement for "Well-Capitalized"
        institution                                  $ 10,096,000     5.0%   $ 11,207,200       5.0%
     Minimum regulatory requirement                  $  8,076,800     4.0%   $  8,965,800       4.0%

     Tier 1 Risk-Based Capital Ratio
     -------------------------------
     Tehama Bancorp and Subsidiary                   $ 18,941,300    12.6%   $ 21,881,100      11.5%
     Tehama Bank                                     $ 15,752,500    10.7%   $ 17,538,500       9.5%

     Minimum requirement for "Well-Capitalized"
       institution                                   $  9,019,400     6.0%   $ 11,059,600       6.0%
     Minimum regulatory requirement                  $  6,012,900     4.0%   $  7,373,000       4.0%

     Total Risk-Based Capital Ratio
     ------------------------------
     Tehama Bancorp and Subsidiary                   $ 20,823,700    13.9%   $ 24,159,900      12.7%
     Tehama Bank                                     $ 17,596,900    12.0%   $ 19,817,300      10.8%

     Minimum requirement for "Well-Capitalized"
       institution                                   $ 15,032,300    10.0%   $ 18,432,700      10.0%
     Minimum regulatory requirement                  $ 12,025,800     8.0%   $ 14,746,100       8.0%


13.  OTHER EXPENSES

     Other expenses consisted of the following:

                                              Year Ended December 31,

                                         1998          1999           2000
                                         ----          ----           ----

     Data processing fees            $   258,618   $   270,145   $   261,265
     Professional services               236,966       300,407       177,388
     Directors' fees                     170,450       189,600       171,100
     Stationery and supplies             143,070       202,984       177,550
     Advertising                         154,297       111,470        98,749
     Telephone                           121,571       191,481       192,394
     Other                             1,240,762     1,626,560     1,765,425
                                     -----------   -----------   -----------
                                     $ 2,325,734   $ 2,892,647   $ 2,843,871
                                     ===========   ===========   ===========

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

14.  EMPLOYEE BENEFIT PLANS

     Employee Stock Ownership Plan

     In 1987, the Bank adopted an employee stock ownership plan. This plan is designed to invest primarily in securities of the Company, purchased on the open market. The Company's contributions to the plan are at the sole discretion of the Board of Directors. Contributions are limited on a participant-by-participant basis to the lesser of $30,000 or twenty-five percent of the participant's compensation for the plan year. Employee contributions are not permitted. The Company made contributions of $39,403, $38,332 and $58,037 for the years ended December 31, 1998, 1999 and 2000, respectively.

     Profit Sharing Plan

     During 1992, the Bank adopted the Tehama Bank 401(k) Profit Sharing Plan. The plan is available to all employees of the Bank. The Bank's contribution to the plan is discretionary and is allocated at twenty-five percent of each participant's annual contribution. Plan participants vest 100% immediately upon effective date of participation in the plan. Aggregate contributions to the profit sharing plan totaled $38,868, $54,632 and $55,756 for the years ended December 31, 1998, 1999 and 2000, respectively.

     Salary Continuation Plans

     The Bank has salary continuation plans for key executives. Under these plans, the Bank is obligated to provide the executives, or their designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Bank on the lives of the executives. In addition, the estimated present value of these future benefits are accrued over the period from the effective date of the plans until each of the executive's expected retirement date. The expense recognized under these plans for the years ended December 31, 1998, 1999 and 2000 totaled $114,620, $163,207 and $125,667, respectively.

     Under these plans, the Bank invested in single premium life insurance policies with cash surrender values totaling $3,477,561 and $3,644,560 at December 31, 1999 and 2000, respectively. On the consolidated balance sheet, the cash surrender value of life insurance policies is included in accrued interest receivable and other assets. Income on these policies, net of expense, totaled $120,300, $149,500 and $167,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

15.  RELATED PARTY TRANSACTIONS

     During the normal course of business, the Company and Bank enter into transactions with related parties, including executive officers, Directors and affiliates. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties and include borrowings from the Bank, the purchase of casualty insurance and advertising through Directors and the leasing of the Red Bluff branch from a Director.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

15.  RELATED PARTY TRANSACTIONS (Continued)

     The following is a summary of the aggregate lending activity involving related party borrowers for the year ended December 31, 2000:

     Balance, beginning of year                            $  4,300,000

       Disbursements                                            800,000
       Amounts repaid                                        (1,700,000)
                                                           ------------
     Balance, end of year                                  $  3,400,000
                                                           ============
     Undisbursed commitments to related parties,
       December 31, 2000                                   $  1,056,000
                                                           ============

     During  1997  and  1998,  the  Bank  purchased  a  total  of  approximately
     $8,802,000 in leases from Bancorp Financial Services, Inc. at the same price offered to other lease purchasers. Leases were evaluated for creditworthiness in accordance with the Bank's normal underwriting procedures. At December 31, 1999 and 2000, the remaining balances on these leases totaled $5,050,000 and $2,225,000, respectively. There were no leases purchased during 1999 and 2000. During 2000, the Company purchased an interest of $2,400,000 in collateralized lease obligation securities originated by Bancorp Financial Services, Inc.

16.  COMPREHENSIVE INCOME

     Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities and unrealized holding losses resulting from the Company's investment in Bancorp Financial Services, Inc. are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

     For the years ended December 31,1998, 1999 and 2000, the Bank held securities classified as available-for- sale which had unrealized (losses) gains as follows:


                                                                      Tax
                                                      Before       (Expense)    After
                                                       Tax          Benefit      Tax
                                                    ----------     ---------   ---------
     For the Year Ended December 31, 1998
     ------------------------------------
     Other comprehensive loss:
       Unrealized holding losses                    $  (20,846)    $   8,338  $  (12,508)
       Less: reclassification adjustment for
             gains included in net income               28,885       (10,083)     18,802
                                                    ----------     ---------   ---------
               Total other comprehensive loss       $  (49,731)    $  18,421   $ (31,310)
                                                    ==========     =========   =========

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

16.  COMPREHENSIVE INCOME (Continued)

                                                                      Tax
                                                      Before       (Expense)    After
                                                       Tax          Benefit      Tax
                                                    ----------     ---------   ---------

     For the Year Ended December 31, 1999
     ------------------------------------
     Other comprehensive loss:
       Unrealized holding losses                    $ (1,382,983)  $   543,435  $  (839,548)
       Less:  reclassification adjustment for
              gains included in net income                 9,546        (3,818)       5,728
                                                    ------------   -----------  -----------
                                                      (1,392,529)      547,253     (845,276)
       Add:  unrealized holding gains resulting
             from investment in leasing company           22,178        (9,093)      13,085
                                                    ------------   -----------  -----------
                Total other comprehensive loss      $ (1,370,351)  $   538,160  $  (832,191)
                                                    ============   ===========  ===========

     For the Year Ended December 31, 2000
     ------------------------------------
     Other comprehensive income:
       Unrealized holding gains                     $  1,206,500   $  (474,278) $   732,222
       Less: unrealized holding losses resulting
             from investment in leasing company           (2,409)          988       (1,421)
                                                    ------------   -----------  -----------
                Total other comprehensive income    $  1,204,091   $  (473,290) $   730,801
                                                    ============   ===========  ===========


17.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Disclosures include estimated fair values for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

     Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

     The following methods and assumptions were used by management to estimate the fair value of its financial instruments at December 31, 1999 and 2000:

     Cash and cash equivalents: For cash and cash equivalents, the carrying amount is estimated to be fair value.

     Investment securities: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)


     Loans: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

     Life insurance policies: The fair values of life insurance policies, which are included in accrued interest receivable and other assets on the consolidated balance sheet, are based on current cash surrender values at each reporting date as provided by the insurers.

     Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at each reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow analysis using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

     Short-term borrowings: Short-term borrowings were originated near year end. The carrying amount is estimated to be fair value.

     Long-term borrowings: The discounted value of contractual cash flows at market interest rates for debt with similar terms and remaining maturities are used to estimate the fair value of existing long-term borrowing.

     Treasury tax and loan agreement: For the treasury tax and loan agreement, which is included in accrued interest payable and other liabilities on the consolidated balance sheet, the carrying amount is estimated to be fair value.

     Commitments to extend credit: Commitments to extend credit are primarily for adjustable rate loans and letters of credit. For these commitments, there are no differences between the committed amounts and fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

17.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)


     The carrying amounts and estimated fair values of the Company's financial instruments are as follows:


                                                December 31, 1999                December 31, 2000
                                                -----------------                -----------------
                                             Carrying          Fair           Carrying          Fair
                                              Amount           Value           Amount           Value
                                          -------------    -------------   -------------    -------------

        Financial assets:
         Cash and due from banks          $  17,157,451    $  17,157,451   $  21,901,408    $  21,901,408
         Investment securities               38,513,743       38,400,500      40,512,300       40,658,750
         Loans                              143,025,745      141,427,964     167,205,316      170,326,496
         Loans held for sale                     47,923           47,923         373,214          373,214
         Accrued interest receivable          1,339,557        1,339,557       1,592,197        1,592,197
         Cash surrender value of life
           insurance policies                 3,477,561        3,477,561       3,644,560        3,644,560
                                          -------------    -------------   -------------    -------------
                                          $ 203,561,980    $ 201,850,956   $ 235,228,995    $ 238,496,625
                                          =============    =============   =============    =============
        Financial liabilities:
         Deposits                         $ 188,467,397    $ 188,354,076   $ 205,999,374    $ 205,239,952
         Short-term borrowing                 2,100,000        2,100,000      11,000,000       11,000,000
         Long-term borrowings                                                  2,328,475        2,328,475
         Accrued interest payable               436,635          436,635         561,078          561,078
         Treasury tax and loan
           agreement                            373,041          373,041         396,985          396,985
                                          -------------    -------------   -------------    -------------
                                          $ 191,377,073    $ 191,263,752   $ 220,285,912    $ 219,526,490
                                          =============    =============   =============    =============
        Off-balance-sheet financial
         instruments:
         Commitments to extend credit     $  27,109,000    $  27,109,000   $  27,248,000    $  27,248,000
         Letters of credit                      285,000          285,000         100,000          100,000
                                          -------------    -------------   -------------    -------------
                                          $  27,394,000    $  27,394,000   $  27,348,000    $  27,348,000
                                          =============    =============   =============    =============


                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)
                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

18.  SEGMENT INFORMATION

     Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by senior management. Generally, financial information is reported on the basis that it is used internally for evaluating segment performance and in deciding how to allocate resources to segments.

     The Company has two reportable segments: Retail and Commercial Banking and Merchant Card Processing. The Retail and Commercial Banking segment offers a diverse range of traditional loan and deposit products and services to individuals and businesses. The Merchant Card Processing segment is responsible for the processing of third- party credit card transactions. Results of operations from segments below the quantitative thresholds have been attributed to the two operating segments of the Company. Those segments include ATM Cash Services and the Company, the Bank's holding company. Neither of those segments has ever met any of the quantitative thresholds for determining reportable segments.

     The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies.

     The following table includes selected financial information for the years ended December 31, 1998, 1999 and 2000 for each business segment:



                                     Retail and
                                 Commercial Banking    Merchant Card Processing      All Other               Consolidated Total
                                 ------------------    ------------------------      ---------               ------------------

(Dollars in thousands)         1998     1999     2000    1998   1999    2000    1998    1999     2000      1998     1999     2000
                             -------- -------- -------- ------ ------  ------  ------  -------  -------  -------- -------- --------
Interest income              $ 13,849 $ 14,011 $ 16,532                                         $   136  $ 13,849 $ 14,011 $ 16,668
Interest expense               (5,614)  (5,110)  (6,894)                                           (110)   (5,614)  (5,110)  (7,004)
                             -------- -------- -------- ------ ------  ------  ------  -------  -------  -------- -------- --------
  Net interest income           8,235    8,901    9,638                                              26     8,235    8,901    9,664
                             -------- -------- -------- ------ ------  ------  ------  -------  -------  -------- -------- --------
Provision for loan and
  lease losses                 (1,113)  (1,325)    (720)                                                   (1,113)  (1,325)    (720)
                             -------- -------- -------- ------ ------  ------  ------  -------  -------  -------- -------- --------
  Net interest income
    after provision
    for loan and lease
    losses                      7,122    7,576    8,918                                              26     7,122    7,576    8,944

Non-interest income             1,165    1,773    1,713 $1,336 $1,072  $  820  $  301  $   896    1,019     2,801    3,741    3,552
Depreciation expense             (295)    (365)    (445)    (5)    (4)     (2)             (11)     (15)     (300)    (380)    (462)
Other non-interest expense     (6,483)  (7,006)  (6,172)  (193)  (346)   (563)    (87)    (529)  (1,109)   (6,762)  (7,881)  (7,844)
                             -------- -------- -------- ------ ------  ------  ------  -------  -------  -------- -------- --------
  Income before income taxes $  1,509 $  1,978 $  4,014 $1,138 $  722  $  255  $  214  $   356  $   (79) $  2,861 $  3,056 $  4,190
                             ======== ======== ======== ====== ======  ======  ======  =======  =======  ======== ======== ========
Segment assets               $197,224 $199,827 $225,643 $   16 $   12  $    6  $2,542  $11,955  $18,648  $199,782 $211,794 $244,297
                             ======== ======== ======== ====== ======  ======  ======  =======  =======  ======== ======== ========


                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

19.  PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                  BALANCE SHEET

                           December 31, 1999 and 2000


                                                       1999           2000
                                                       ----           ----

                                     ASSETS

     Cash and due from banks                        $   165,475    $     76,711
     Investment in subsidiary                        15,436,106      17,909,083
     Investment in leasing company                    2,793,416       3,674,246
     Investment securities                                            1,842,250
     Other assets                                       242,975         557,532
                                                    -----------    ------------
                                                    $ 18,637,97    $ 24,059,822
                                                    ===========    ============

                                 LIABILITIES AND
                              SHAREHOLDERS' EQUITY

     Liabilities:
       Long-term borrowings                                        $  1,796,475
                                                                   ------------
     Shareholders' equity:
       Common stock                                 $ 15,413,603     15,571,795
       Retained earnings                               4,077,990      6,814,372
       Accumulated other comprehensive loss             (853,621)      (122,820)
                                                    ------------   ------------
         Total shareholders' equity                   18,637,972     22,263,347
                                                    ------------   ------------
                                                    $ 18,637,972   $ 24,059,822
                                                    ============   ============

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

19.  PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                               STATEMENT OF INCOME

              For the Years Ended December 31, 1998, 1999 and 2000



                                                      1998           1999          2000
                                                  -----------     -----------  -----------
Income:
  Dividends declared by subsidiary -
    eliminated in consolidation                   $   662,219     $   500,000  $ 1,160,000
  Interest on investment securities                                                135,754
  Other income                                                                       5,500
                                                  -----------     -----------  -----------
     Total income                                     662,219         500,000    1,301,254

Expenses:
  Professional fees                                    82,478         163,255      103,412
  Interest on long-term borrowings                                                 110,170
  Other expenses                                        4,318          22,944       16,471
                                                  -----------     -----------  -----------
     Total expenses                                    86,796         186,199      230,053
                                                  -----------     -----------  -----------
     Income before equity in undistributed
       income of subsidiary and undistributed
       income of investment in leasing company        575,423         313,801    1,071,201

Equity in undistributed income (loss) of
  investment in leasing company                       251,135         444,364     (117,499)

Equity in undistributed income of subsidiary        1,156,112       1,485,099    1,740,754
                                                  -----------     -----------  -----------
  Income before income taxes                        1,982,670       2,243,264    2,694,456

Income tax benefit                                     26,000           3,949       46,000
                                                  -----------     -----------  -----------
  Net income                                      $ 2,008,670     $ 2,247,213  $ 2,740,456
                                                  ===========     ===========  ===========

                          TEHAMA BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

19.  PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 1998, 1999 and 2000



                                                      1998           1999          2000
                                                  -----------     -----------  -----------
Cash flows from operating activities:
  Net income                                      $ 2,008,670     $ 2,247,213  $ 2,740,456
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Undistributed (income) loss of
        investment in leasing company                (251,135)       (444,364)     117,499
      Undistributed income of subsidiary           (1,156,112)     (1,485,099)  (1,740,754)
      Increase in other assets                        (72,620)        (37,413)    (314,558)
                                                  -----------     -----------  -----------
      Net cash provided by operating
         activities                                   528,803         280,337      802,643
                                                  -----------     -----------  -----------
Cash flows from investing activities:
  Purchase of investment securities                                             (2,400,000)
  Investment in leasing company                                                   (999,750)
  Proceeds from matured investment
    securities                                                                     557,750
                                                  -----------     -----------  -----------
      Net cash used in investing activities                                     (2,842,000)
                                                  -----------     -----------  -----------
Cash flows from financing activities:
  Proceeds from exercise of stock options             746,997         602,320      158,192
  Payment of cash dividends                          (662,219)       (853,980)
  Retirement of common stock                         (260,559)       (236,647)
  Proceeds from issuance of long-term
    borrowings                                                                   2,375,655
  Repayment of long-term borrowings                                               (579,180)
  Cash paid for fractional shares of
    common stock                                                                    (4,074)
                                                  -----------     -----------  -----------
      Net cash (used in) provided by
        financing activities                         (175,781)       (488,307)   1,950,593
                                                  -----------     -----------  -----------
      Increase (decrease) in cash and
        cash equivalents                              353,022        (207,970)     (88,764)

Cash and cash equivalents at beginning
  of period                                            20,423         373,445      165,475
                                                  -----------     -----------  -----------
Cash and cash equivalents at end of year          $   373,445     $   165,475  $    76,711
                                                  ===========     ===========  ===========
Non-cash investing activities:
  Net change in unrealized (loss) gain
    on available-for-sale investment
    securities                                    $   (52,923)    $(1,392,529) $ 1,206,500
  Unrealized gain (loss) resulting from
    investment in leasing company                                 $    13,085  $    (1,421)
  Dividend of investment in leasing company
    from the Bank to the Company                  $ 2,084,832


Item 7(b) Pro Forma Financial Statements




                         PRO FORMA FINANCIAL STATEMENTS

     Humboldt Bancorp has accounted for the merger with Tehama Bancorp using the pooling of interests method of accounting. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Humboldt Bancorp and Tehama Bancorp are combined and reflected at their historical amounts.

     The pro forma consolidated statement of income table that follows contains information which is calculated by using "weighted average shares." The weighted average shares calculation takes into consideration both the number of shares outstanding and common share equivalents, and the length of time the shares and equivalents were outstanding during the period. The weighted average shares calculation is then used to calculate basic and diluted earnings per share.

     The following pro forma financial information combines the historical information of Humboldt Bancorp and Tehama Bancorp as if the merger had occurred at the beginning of each period presented under the assumptions and adjustments in the accompanying notes to the pro forma financial information. The pro forma financial information does not take into consideration operational efficiencies or additional expenses that might have occurred as a result of combining the institutions. The following tables show the pro forma consolidated condensed balance sheet of Humboldt Bancorp as if the merger had occurred as of December 31, 2000, and pro forma consolidated condensed income statements of Humboldt Bancorp as if the merger had occurred at the beginning of the years ended December 31, 2000, 1999, and 1998. The pro forma consolidated condensed income statements have been adjusted to reflect Bancorp Financial Services, Inc., a wholly-owned subsidiary of Humboldt Bancorp effective March 9, 2001, as a discontinued operation.

     The pro forma financial information is not necessarily indicative of the financial position or results of operations of Humboldt Bancorp following the merger as it may be in the future or as it might have been had the merger been effected on the assumed dates.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 2000
                                   (Unaudited)



                                               Historical
                                         ----------------------
(Dollars in Thousands)                    Humboldt      Tehama         Pro Forma        Pro Forma
                                          Bancorp       Bancorp       Adjustments      As Adjusted
                                         ---------    ---------      ------------      -----------
Assets
  Cash and due from banks                $  38,396    $  21,901      $                  $  60,297
  Federal funds sold                        13,000            0           (2,762)(3)       10,238
  Investment securities                    101,275       38,670                           139,945
  Loans and leases, net of allowance
    for loan and lease losses and
    unearned income                        407,937      167,579                           575,516
  Premises and equipment, net               16,263        2,460                            18,723
  Accrued interest and other assets         27,447       10,013                            37,460
  Net assets from discontinued
    operations (4)                           3,674        3,674                             7,348
                                         ---------    ---------      -----------        ---------
      Total assets                       $ 607,992    $ 244,297      $    (2,762)       $ 849,527
                                         =========    =========      ===========        =========
Liabilities
  Deposits
    Noninterest-bearing                  $ 113,529    $  49,735      $                  $ 163,264
    Interest-bearing                       393,279      156,265                           549,544
                                         ---------    ---------      -----------        ---------
      Total deposits                       506,808      206,000                0          712,808

Accrued interest and other
  liabilities                               16,378        2,706                            19,084
Borrowed funds                              34,021       13,328                            47,349
                                         ---------    ---------      -----------        ---------
      Total liabilities                    557,207      222,034                0          779,241

Shareholders' Equity
  Common stock                              42,723       15,572                            58,295
  Retained earnings                          6,867        6,814           (2,762)(3)       10,919
  Accumulated other comprehensive
    income                                   1,195         (123)                            1,072
                                         ---------    ---------      -----------        ---------
      Total shareholders' equity            50,785       22,263           (2,762)          70,286
                                         ---------    ---------      -----------        ---------
      Total Liabilities and
        Shareholders' Equity             $ 607,992    $ 244,297      $    (2,762)       $ 849,527
                                         =========    =========      ===========        =========


See accompanying notes to pro forma financial statements.

                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 2000
                                   (Unaudited)


                                                                     Historical  (1)
                                                    ------------------------------------------------

                                                      Humboldt          Global             Tehama           Pro Forma
(dollars in thousands except per share amounts)        Bancorp          Bancorp            Bancorp         As Adjusted
                                                    -----------       -----------        -----------       -----------
Interest Income
  Interest and fees on loans
    and leases                                      $    34,299       $     2,975        $    14,263       $    51,537
  Interest on investments                                 8,549               128              2,405            11,082
                                                    -----------       -----------        -----------       -----------
       Total interest income                             42,848             3,103             16,668            62,619
                                                    -----------       -----------        -----------       -----------
Interest Expense
  Interest on deposits                                   16,696             1,446              6,458            24,600
  Interest on debt                                        1,182                12                546             1,740
                                                    -----------       -----------        -----------       -----------
       Total interest expense                            17,878             1,458              7,004            26,340
                                                    -----------       -----------        -----------       -----------
       Net interest income                               24,970             1,645              9,664            36,279

Provision for loan and lease losses                       1,815               518                720             3,053
                                                    -----------       -----------        -----------       -----------
Net interest income after provision
  for loan and lease losses                              23,155             1,127              8,944            33,226
                                                    -----------       -----------        -----------       -----------
Noninterest income:
  Service charges and fees                               27,698               164              3,465            31,327
  Net gain on sale and securitization
    of loans and leases                                     487                                  204               691
  Net investment securities gains (losses)                 (117)                                                  (117)
                                                    -----------       -----------        -----------       -----------
       Total non-interest income                         28,068               164              3,669            31,901

Non-interest Expense
  Salaries and employee benefits                         16,551               874              4,126            21,551
  Net occupancy & equipment                               3,829               199              1,210             5,238
  Other expense                                          20,584               481              2,970            24,035
                                                    -----------       -----------        -----------       -----------
       Total non-interest expense                        40,964             1,554              8,306            50,824
                                                    -----------       -----------        -----------       -----------
Income before income taxes                               10,259              (263)             4,307            14,303
Provision for income taxes                                3,287                37              1,450             4,774
                                                    -----------       -----------        -----------       -----------
Net Income from continuing operations                     6,972              (300)             2,857             9,529

Income (loss) on discontinued operations,
  net of tax                                               (117)                                (117)             (234)
                                                    -----------       -----------        -----------       -----------
Net Income                                          $     6,855       $      (300)       $     2,740       $     9,295
                                                    ===========       ===========        ===========       ===========
Net Income per share
  Basic earnings per share                                                                                 $      1.02
                                                                                                           ===========
  Diluted earnings per share                                                                               $      0.96
                                                                                                           ===========
Net Income from continuing operations
  per share
  Basic earnings per share                                                                                 $      1.04
                                                                                                           ===========
  Diluted earnings per share                                                                               $      0.99
                                                                                                           ===========
Weighted average common shares outstanding
  Basic (2)                                           5,763,848                            3,355,522         9,119,370
                                                                                                           ===========
  Diluted (2)                                         6,186,348                            3,464,362         9,650,710
                                                                                                           ===========


See accompanying notes to pro forma financial statements.

                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1999
                                   (Unaudited)


                                                                     Historical  (1)
                                                    ------------------------------------------------

                                                      Humboldt          Global             Tehama           Pro Forma
(dollars in thousands except per share amounts)        Bancorp          Bancorp            Bancorp         As Adjusted
                                                    -----------       -----------        -----------       -----------

Interest Income
  Interest and fees on loans and leases             $    19,186       $    10,755        $    11,171       $    41,112
  Interest on investments                                 6,054               925              2,840             9,819
                                                    -----------       -----------        -----------       -----------
     Total interest income                               25,240            11,680             14,011            50,931
                                                    -----------       -----------        -----------       -----------
Interest Expense
  Interest on deposits                                    8,024             5,661              5,094            18,779
  Interest on debt                                          321                11                 16               348
             Total interest expense                       8,345             5,672              5,110            19,127
                                                    -----------       -----------        -----------       -----------
             Net interest income                         16,895             6,008              8,901            31,804

Provision for loan and lease losses                       1,046               506              1,325             2,877
                                                    -----------       -----------        -----------       -----------
Net interest income after provision for
      loan and lease losses                              15,849             5,502              7,576            28,927
                                                    -----------       -----------        -----------       -----------
Noninterest income:
    Service charges and fees                             18,619             1,459              3,105            23,183
    Net gain on sale and securitization of
      loans and leases                                      695                                  182               877
    Net investment securities gains (losses)               (235)                                  10              (225)
                                                    -----------       -----------        -----------       -----------
             Total non-interest income                   19,079             1,459              3,297            23,835

Non-interest Expense
    Salaries and employee benefits                       11,866             2,209              4,290            18,365
    Net occupancy & equipment                             3,023               748              1,078             4,849
   Other expense                                         13,605             2,154              2,893            18,652
                                                    -----------       -----------        -----------       -----------
             Total non-interest expense                  28,494             5,111              8,261            41,866
                                                    -----------       -----------        -----------       -----------
Income before income taxes                                6,434             1,850              2,612            10,896
Provision for income taxes                                2,271               580                809             3,660
                                                    -----------       -----------        -----------       -----------
Net Income from continuing operations                     4,163             1,270              1,803             7,236

Income (loss) on discontinued operations,
  net of tax                                                444                                  444               888
                                                    -----------       -----------        -----------       -----------
Net Income                                          $     4,607       $     1,270        $     2,247       $     8,124
                                                    ===========       ===========        ===========       ===========
Net Income per share
    Basic earnings per share                                                                               $      0.97
                                                                                                           ===========
    Diluted earnings per share                                                                             $      0.91
                                                                                                           ===========
Net Income from continuing operations per share
    Basic earnings per share                                                                               $      0.86
                                                                                                           ===========
    Diluted earnings per share                                                                             $      0.81
                                                                                                           ===========
Weighted average common shares outstanding
    Basic (2)                                         5,048,547                            3,322,280         8,370,827
                                                                                                           ===========
    Diluted (2)                                       5,556,821                            3,333,950         8,890,771
                                                                                                           ===========

See accompanying notes to pro forma financial statements.

                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1998
                                   (Unaudited)


                                                                     Historical  (1)
                                                    ------------------------------------------------

                                                      Humboldt          Global             Tehama           Pro Forma
(dollars in thousands except per share amounts)        Bancorp          Bancorp            Bancorp         As Adjusted
                                                    -----------       -----------        -----------       -----------

Interest Income
  Interest and fees on loans and leases             $    18,762       $    11,721        $    11,214       $    41,697
  Interest on investments                                 4,742             1,232              2,636             8,610
                                                    -----------       -----------        -----------       -----------
    Total interest income                                23,504            12,953             13,850            50,307
                                                    -----------       -----------        -----------       -----------
Interest Expense
  Interest on deposits                                    7,565             6,843              5,605            20,013
  Interest on debt                                          177                                   10               187
                                                    -----------       -----------        -----------       -----------
             Total interest expense                       7,742             6,843              5,615            20,200
                                                    -----------       -----------        -----------       -----------
             Net interest income                         15,762             6,110              8,235            30,107

Provision for loan and lease losses                       2,124               226              1,113             3,463
                                                    -----------       -----------        -----------       -----------
Net interest income after provision for
      loan and lease losses                              13,638             5,884              7,122            26,644
                                                    -----------       -----------        -----------       -----------
Noninterest income:
    Service charges and fees                             11,527               826              2,363            14,716
    Net gain on sale and securitization of
      loans and leases                                      645               476                108             1,229
    Net investment securities gains (losses)                  0                                   29                29
                                                    -----------       -----------        -----------       -----------
             Total non-interest income                   12,172             1,302              2,500            15,974

Non-interest Expense
    Salaries and employee benefits                        9,151             2,023              3,791            14,965
    Net occupancy & equipment                             2,711               440                946             4,097
    Loss on forclosed real estate                                           1,224                                1,224
    Other expense                                         7,716             1,786              2,325            11,827
                                                    -----------       -----------        -----------       -----------
             Total non-interest expense                  19,578             5,473              7,062            32,113
                                                    -----------       -----------        -----------       -----------
Income before income taxes                                6,232             1,713              2,560            10,505
Provision for income taxes                                2,517               658                852             4,027
                                                    -----------       -----------        -----------       -----------
Net income from continuing operations                     3,715             1,055              1,708             6,478

Income (loss) on discontinued operations,
  net of tax                                                301                                  301               602
                                                    -----------       -----------        -----------       -----------
Net Income                                          $     4,016       $     1,055        $     2,009       $     7,080
                                                    ===========       ===========        ===========       ===========
Net Income per share
    Basic earnings per share                                                                               $      0.87
                                                                                                           ===========
    Diluted earnings per share                                                                             $      0.81
                                                                                                           ===========
Net Income from continuing operations
  per share
    Basic earnings per share                                                                               $      0.80
                                                                                                           ===========
    Diluted earnings per share                                                                             $      0.74
                                                                                                           ===========
Weighted average common shares
  outstanding
    Basic (2)                                         4,876,404                            3,248,874         8,125,278
                                                                                                           ===========
    Diluted (2)                                       5,378,441                            3,349,016         8,727,457
                                                                                                           ===========


See accompanying notes to pro forma financial statements.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS



(1) Restated on a historical basis to reflect the merger between Humboldt Bancorp and Tehama Bancorp on a pooling-of-interests basis. Restated on a historical basis to reflect the acquisition of Global Bancorp on April 7, 2000. The Global Bancorp acquisition was recorded using the purchase method of accounting. Since this acquisition is considered significant, the pro forma statements have been adjusted to reflect the acquisition.

(2) Humboldt Bancorp and Tehama Bancorp combined earnings per share and average outstanding stock and common stock equivalents are calculated using the historical Humboldt Bancorp weighted average shares plus the historical Tehama Bancorp weighted average shares adjusted by the conversion ratio of
     1.775. Includes 640,000 shares of common stock issued in connection with the Humboldt Bancorp stock offering, the proceeds of which were used to acquire Global Bancorp.

(3) The nonrecurring Humboldt Bancorp and Tehama Bancorp merger-related costs are not included in the unaudited pro forma condensed combined statement of operations but are included in the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $944,000 tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These merger-related costs are summarized below, in thousands:
                                                   Merger
                                                   Costs
                                                  --------
          Financial advisory                         796
          Professional fees                          867
          Personnel                                  786
          Printing and Other                       1,257
                                                  ------
             Total merger related -- pre-tax       3,706
             Tax                                     944
                                                  ------
          Net merger related expense               2,762
                                                  ======

(4) The historical financial statements of both Humboldt and Tehama have previously accounted for their respective fifty percent interests in Bancorp Financial Services ("BFS") under the equity method of accounting. BFS principally acquires and services small-ticket leases. During the first quarter of 2001, Humboldt's Board of Directors continued work on a strategic review of BFS. This review was initiated in response to a number of factors, including the increased regulatory burden associated with BFS being a wholly-owned subsidiary of Humboldt after completion of the Tehama Bancorp merger, reliance upon the leased-backed securities market for liquidity, and future capital needs of BFS to support its operations and servicing of leases in light of its cash shortage. As a result of this review, Humboldt adopted a plan to discontinue the operations of BFS. Net income (loss) attributed to BFS for the years ended December 31, 2000, 1999, and 1998, was previously recorded as "Fee and other income" by Humboldt and "Undistributed income (loss) of investment in leasing company" by Tehama Bancorp, and is recorded as "Income (loss) on discontinued operations, net of tax for the purposes of the Pro Forma Consolidated Statements of Income. The investment in the net assets of BFS at December 31, 2000, have been reclassified to net assets from discontinued operations in the accompanying pro forma consolidated balance sheet. Assets and liabilities of the discontinued operations at December 31, 2000, were as follows:


          Lease and loan receivable, net               $ 40,295
          Securitizations, net                         $  9,259
          Other assets                                 $  3,603
          Borrowings                                   $ 42,393
          Other liabilities                            $  3,416
          Net assets of discontinued operations        $  7,348